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Exhibit 99.3

N E W S B U L L E T I N FROM:	RE:	Headwaters Incorporated 10653 S. River Front Parkway, Suite 300 South Jordan, UT 84095 Phone: (801) 984-9400 NYSE: HW
FOR FURTHER INFORMATION
AT THE COMPANY: Sharon Madden Vice President of Investor Relations (801) 984-9400	ANALYST CONTACT: Tricia Ross Financial Profiles (916) 939-7285

FOR IMMEDIATE RELEASE

HEADWATERS INCORPORATED AGREES TO ACQUIRE EQUITY INTERESTS IN THE ENTEGRA ROOF TILE AND TAG & STICK BUSINESSES

        SOUTH JORDAN, UTAH, DECEMBER 4, 2013 (NYSE: HW) HEADWATERS INCORPORATED, a building products company dedicated to improving lives through innovative advancements in construction materials, today announced it has entered into an agreement to acquire an 80% equity interest in the business of Roof Tile, Inc., a leading manufacturer of high quality concrete roof tiles and accessories under the Entegra brand that are sold primarily into the Florida markets ("Entegra Roof Tile"). In addition to the Entegra Roof Tile acquisition, Headwaters has agreed to acquire a 40% equity interest in a separate joint venture to be controlled by the significant shareholders of Entegra Roof Tile to market nationally Tag & Stick, an innovative roofing underlayment. Tag & Stick is currently being sold in the Florida market, and will be made available to Headwaters' customer base throughout the country. The acquisitions of Entegra Roof Tile and Tag & Stick will provide additional product offerings to our current roofing products portfolio.

        Headwaters believes the acquisitions will add additional sales and distribution opportunities in the building products market in Florida, which is the third fastest growing state in the U.S. in terms of population. In addition, Headwaters believes the strategic location of the company's centralized manufacturing plant in Florida, the quality of its contractor/customer relationships, and the scope of its products/services provide a strong competitive advantage in the market. Many of its customers are currently customers of Headwaters, and provide us with the opportunity to expand our existing sales geographically into the Florida market.

        Headwaters' strategy is to pursue niche building product opportunities where we can enjoy strong market share and top quartile industry margins. Headwaters had 16.5% Adjusted EBITDA margins in 2013, and we anticipate that Entegra Roof Tile and Tag & Stick's performance will contribute to margin expansion in 2014.

        The acquisitions, which are targeted to close in December, 2013, are subject to customary closing conditions. Accordingly, Headwaters cannot be certain that the acquisitions will close on this timeframe or at all.

About Headwaters Incorporated

        Headwaters Incorporated is improving lives through innovative advancements in construction materials through application, design, and purpose. Headwaters is a diversified growth company providing products, technologies and services to the heavy construction materials, light building products, and energy technology industries. Through its coal combustion products, building products, and energy businesses, the Company has been able to improve sustainability by transforming underutilized resources into valuable products. www.headwaters.com

Forward Looking Statements

        Certain statements contained in this press release are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, results from the sale of coal cleaning assets, the development, commercialization, and financing of new products and technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of feedstocks, anticipated benefits from the sale of coal cleaning assets, and the marketability of the coal combustion products, building products and catalysts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. In some cases, words such as "may," "should," "intends," "plans," "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," "forecasts," or variations of such words and similar expressions, or the negative of such terms, may help to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2013, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

        Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.

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  Exhibit 99.3
HEADWATERS INCORPORATED AGREES TO ACQUIRE EQUITY INTERESTS IN THE ENTEGRA ROOF TILE AND TAG & STICK BUSINESSES